EXHIBIT 99.1

Behringer Harvard Establishes Presence in the United Kingdom

DALLAS, November 29, 2007 — Behringer Harvard has acquired its first asset in the United Kingdom: a long-term leasehold interest in Becket House, 46,000 square feet of strategically located office space in central London, England.

“Becket House is a prime real estate asset in a market that has a history of strong performance,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “The property is located in City of London’s prestigious financial district, which provides excellent access to public transportation and presents interesting opportunities for site redevelopment. Becket House is a superb addition to our growing portfolio of international assets.”

Becket House, at 81-90 Cheapside Street, comprises the top six floors and the lobby of a building that includes retail and other uses on the ground level. The land on which this property sits has been owned since the 14th century by The Mercers Company, which originated as a British trade guild. The current traditional-style structure was built in 1958 and is located near the Bank of England to the west, Mansion House to the south, and St. Paul’s Cathedral and the Central Line to the west. Cheapside Street is experiencing a large-scale renaissance, and several of the area’s office properties are in various stages of renovation and expansion. In addition, Land Securities’ One New Change building is redeveloping 220,000 square feet of retail at the western end of Cheapside Street, making it one of the largest consolidated retail streets in London. The interest acquired by Behringer Harvard is fully leased to Citigroup and Wavecrest UK Limited.

London has long been established as a leading global financial center. Major financial organizations in the immediate area include Allied Irish Bank, Banca della Svizzera Italiana, Banco Central do Brasil, Banca Intesa, JPMorgan Chase, Arab Banking Corporation, HSBC Group, National Westminster Bank and Aberdeen Asset Management.

Becket House is being acquired through a joint venture between Behringer Harvard Opportunity REIT I, Inc., and Hunter Property Fund Management, a Scotland-based commercial property investment company. Behringer Harvard Opportunity REIT I also holds investment assets in California, Nevada, Minnesota, Massachusetts, Missouri, Virginia, Texas and the Bahamas.

Behringer Harvard investment programs also own other assets in Western Europe: eight office properties in Amsterdam, the Netherlands, and a multifamily apartment community in Hamburg, Germany.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate program opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc., that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Allen Bourne Vice President — Marketing Behringer Harvard abourne@behringerharvard.com 469.341.2318